UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2018

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2018, U.S. Auto Parts Network, Inc. (the “Company”) and Aaron Coleman, the Company’s Chief Executive Officer and Director (“Mr. Coleman”), entered into a separation agreement to set forth the terms and conditions of Mr. Coleman’s separation from service with the Company (the “Separation Agreement”). As memorialized in the Separation Agreement, Mr. Coleman has resigned as Chief Executive Officer and Director of the Company to pursue other interests. Mr. Coleman’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters. In connection with Mr. Coleman’s resignation, the Company has initiated a search for a new Chief Executive Officer and until one is appointed, Mr. Coleman has agreed to stay on in his current role as Chief Executive Officer and Director through the earlier of (i) the date his successor his appointed by the Company’s Board of Directors; (ii) March 31, 2019; or (iii) Mr. Coleman’s death or disability (such date, the “Separation Date”).

Pursuant to the terms of the Separation Agreement, Mr. Coleman has executed a general release of all claims against the Company, and Mr. Coleman will be entitled to receive the following benefits in accordance with the terms of his employment agreement and equity grants previously entered into with the Company:

•	Continuation of his base salary for a period of twelve (12) months following the Separation Date, payable on a bi-weekly basis in accordance with the Company’s payroll practices for its employees;

•	If Mr. Coleman elects continuation coverage under the Company’s medical plan under COBRA, reimbursement for his COBRA payments for a period of twelve (12) months following the Separation Date;

•	Accelerated vesting of 249,650 restricted stock unit awards and 166,722 performance-based restricted stock unit awards to be automatically accelerated on the Separation Date; and

•
An extended option exercise period following the Separation Date during which all of Mr. Coleman’s outstanding vested stock options shall remain exercisable until the earlier of (i) the expiration of such options, or (ii) a period of twelve (12) months following the Separation Date.

The Separation Agreement also provides, among other things, that Mr. Coleman will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any litigation or similar proceedings relating to his service with the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement and Release of Claims which is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated October 5, 2018, by and between U.S. Auto Parts Network, Inc. and Aaron Coleman.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer